UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2012

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (949) 225-4500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 8, 2012, Autobytel Inc., a Delaware corporation ("Autobytel" or the "Company"), announced in a press release its financial results for the quarter ended September 30, 2012.  A copy of Autobytel's press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the press release, Autobytel held a telephone conference call that was webcast on November 8, 2012.  Presentation slides referenced during the conference call were available on Autobytel's website for viewing by call participants.  A transcript of that call together with presentation slides referenced during the conference call are attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

After the conference call, Autobytel became aware that the diluted earnings per share for the quarter ended September 30, 2012 had been incorrectly stated in the press release, presentation slides and in the conference call.  Diluted earnings per share for the quarter ended September 30, 2012 should have been $0.06 rather than $0.05. In addition, excluding a one-time impairment charge related to a long-lived asset, diluted earnings per share for the quarter ended September 30, 2012 should have been $0.07 rather than $0.06.  The foregoing corrections are noted on the copies of the press release, presentation slides and transcript of the conference call included as exhibits to this Current Report on Form 8-K.  Prior to the filing of this Current Report on Form 8-K with the Securities and Exchange Commission ("SEC"), the Company also filed an amendment to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 that was filed with the SEC on November 8, 2012 to reflect that diluted earnings per share for the quarter ended September 30, 2012 was $0.06 rather than $0.05.

The attached transcript and presentation slides contain information that includes the following non-GAAP financial measures as defined in Regulation G adopted by the Securities and Exchange Commission:  "EBITDA," "Cash Flow," "Cash Net Income" and "Cash Net Income Per Diluted Share."  The Company defines EBITDA as net income/(loss) before (i) interest; (ii) taxes; and (iii) depreciation and amortization.  The Company defines non-GAAP Cash Flow as EBITDA plus non-cash stock compensation related to the Company's grant of stock options and other equity instruments.  The Company defines non-GAAP Cash Net Income as net income/(loss) plus depreciation and amortization and non-cash share-based compensation.  The Company defines Cash Net Income Per Diluted Share as Cash Net Income divided by diluted average weighted shares outstanding.  The Company believes these non-GAAP financial measures provide important supplemental information regarding the underlying business trends and performance of the Company's ongoing operations to management and investors.  These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company's business and results of operations.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.  Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.  In addition, the Company may continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  The reconciliation of these non-GAAP financial measures to the GAAP financial measures that Autobytel considers most comparable is included in the presentation slides included with the call transcript filed as Exhibit 99.2 to this Current Report on Form 8-K.

The attached press release, transcript and presentation slides are incorporated herein solely for purposes of this Item 2.02 disclosure.  The information furnished pursuant to this Item 2.02, including the exhibits attached hereto, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language of such filing.  In addition, the press release, transcript and presentation slides furnished as exhibits to this report include "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, stating that certain statements about Autobytel's business contained in the press release, transcript and presentation slides are "forward-looking" rather than "historic."

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1	Press Release dated November 8, 2012
99.2	Transcript of Conference Call by Autobytel Inc. dated November 8, 2012 and Call Presentation Slides

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  November 13, 2012

Autobytel Inc.

By	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.                                        Description of Document
99.1	Press Release dated November 8, 2012
99.2	Transcript of Conference Call by Autobytel Inc. dated November 8, 2012 and Call Presentation Slides

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